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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-97783, 333-72128, 333-61136, and 333-32684) and Registration
Statements on Form S-8 (No. 333-106238, 333-80807, 333-56212, 333-32223,
333-11883, 33-35549, 33-72502, Post-Effective Amendment No. 1 to Registration Statement No. 333-90768, Post-Effective Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925) of our reports dated March 16, 2005 relating to the financial statements and financial statement schedules of Thoratec Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the restatement of the pro forma stock compensation fair value disclosures for the years ended January 3, 2004 and December 28, 2002), and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Thoratec Corporation for the year ended January 1, 2005.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 16, 2005